EXHIBIT 3.1

FIRST AMENDED AND RESTATED BYLAWS

OF

PETMED EXPRESS, INC.

a Florida corporation

(the “corporation”)

adopted on February 3, 2017

                                      INDEX

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                                                                            PAGE

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                                    ARTICLE I

                                    ---------

                                     Offices

                                     -------

Section 1.01  Principal Office ..............................................  1

Section 1.02  Registered Office .............................................  1

Section 1.03  Other Offices .................................................  1

                                   ARTICLE II

                                   ----------

                            Meetings of Shareholders

                            ------------------------

                                   ARTICLE III

                                   -----------

                               Shareholder Voting

                               ------------------

Section 3.01  Voting Group Defined ..........................................  4

Section 3.02  Quorum and Voting Requirements for

                           Voting Groups ....................................  4

Section 3.03  Action by Single and Multiple Voting

                           Groups ...........................................  4

Section 3.04  Shareholder Quorum and Voting; Greater

Section 3.11  Frequency of Solicitations for Action

                           by Shareholders Without a Meeting ................ 11

                                   ARTICLE IV

                                   ----------

                         Board of Directors and Officers

                         -------------------------------

Section 4.14  Loans to Officers, Directors and

                                    ARTICLE V

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                     Indemnification of Directors, Officers,

                     ---------------------------------------

                              Employees and Agents

                              --------------------

Section 5.01  Directors, Officers, Employees

                           and Agents ....................................... 17

                                   ARTICLE VI

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                                Office and Agent

                                ----------------

Section 6.01  Registered Office and Registered

                           Agent ............................................ 21

Section 6.02  Change of Registered Office or Registered

                           Agent; Resignation of Registered Agent ........... 21

                                   ARTICLE VII

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                   Shares, Option, Dividends and Distributions

                   -------------------------------------------

Section 7.01  Authorized Shares ............................................. 22

Section 7.02  Terms of Class or Series Determined

Section 7.07  Restriction on Transfer of Shares

                           and Other Securities ............................. 25

Section 7.08  Shareholder's Pre-emptive Rights .............................. 25

Section 7.09  Corporation's Acquisition of its

                           Own Shares ....................................... 25

Section 7.10  Share Options ................................................. 25

Section 7.11  Terms and Conditions of Stock Rights

                           and Options ...................................... 26

Section 7.12  Share Dividends ............................................... 26

Section 7.13  Distribution to Shareholders .................................. 26

                                  ARTICLE VIII

                                  ------------

                        Amendment of Articles and Bylaws

                        --------------------------------

Section 8.01  Authority to Amend the Articles of

                           Incorporation .................................... 27

Section 8.02  Amendment by Board of Directors ............................... 28

Section 8.03  Amendment of Bylaws by Board of

                           Directors ........................................ 28

Section 8.04  Bylaw Increasing Quorum or Voting

                           Requirements for Directors ....................... 28

                                   ARTICLE IX

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                               Records and Report

                               ------------------

                                    ARTICLE X

                                    ---------

                                  Miscellaneous

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Section 10.01 Definition of the "Act" ....................................... 31

Section 10.02 Application of Florida Law .................................... 31

Section 10.03 Fiscal Year ................................................... 31

Section 10.04 Conflicts with Articles of Incorporation ...................... 31

Section 10.05 Partial Invalidity ............................................ 31

                                    ARTICLE I

                                     Offices

Section 1.01. Principal Office.

         The principal office of the corporation in the State of Florida shall be established at such places as the board of directors from time to time determine.

Section 1.02. Registered Office.

         The registered office of the corporation in the State of Florida shall be at the office of its registered agent as stated in the articles of incorporation or as the board of directors shall from time to time determine.

Section 1.03. Other Offices.

         The corporation may have additional offices at such other places,

either within or without the State of Florida, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            Meetings of Shareholders

Section 2.01. Annual Meeting.

         (1) The corporation shall hold a meeting of shareholders annually, for the election of directors and for the transaction of any proper business, at a time stated in or fixed in accordance with a resolution of the board of directors.

         (2) Annual shareholders' meeting may be held in or out of the State of

Florida at a place stated in or fixed in accordance with a resolution by the board of directors or, when not inconsistent with the board of directors'

resolution stated in the notice of the annual meeting. If no place is stated in or fixed in accordance with these bylaws, or stated in the notice of the annual meeting, annual meetings shall be held at the corporation's principal office.

         (3) The failure to hold the annual meeting at the time stated in or fixed in accordance with these bylaws or pursuant to the Act does not affect the validity of any corporate action and shall not work a forfeiture of or dissolution of the corporation.

Section 2.02. Special Meeting.

         (1) The corporation shall hold a special meeting of shareholders:

                  (a) On call of its board of directors or the person or persons authorized to do so by the board of directors; or

                  (b) If the holders of not less than twenty (20%) percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

         (2) Special shareholders' meetings may be held in or out of the State of Florida at a place stated in or fixed in accordance with a resolution of the board of directors, or, when not inconsistent with the board of directors'

resolution, in the notice of the special meeting. If no place is stated in or

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fixed in accordance with these bylaws or in the notice of the special meeting,

special meetings shall be held at the corporation's principal office.

         (3) Only business within the purpose or purposes described in the special meeting notice may be conducted at a special shareholders' meeting.

Section 2.03. Shareholders' List for Meeting.

         (1) After fixing a record date for a meeting, a corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders' meeting, in accordance with the Florida Business Corporation Act (the "Act"), or arranged by voting group, with the address of, and the number and class and series, if any, of shares held by, each.

         (2) The shareholders' list must be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar. A shareholder or his agent or attorney is entitled on written demand to inspect the list (subject to the requirements of Section 607.1602(3) of the Act), during regular business hours and at his expense, during the period it is available for inspection.

         (3) The corporation shall make the shareholders' list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 2.04. Record Date.

         (1) The board of directors may set a record date for purposes of determining the shareholders entitled to notice of and to vote at a shareholders' meeting; however, in no event may a record date fixed by the board of directors be a date preceding the date upon which the resolution fixing the record date is adopted.

         (2) Unless otherwise fixed by the board of directors, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers his demand to the corporation. In the event that the board of directors sets the record date for a special meeting of shareholders, it shall not be a date preceding the date upon which the corporation receives the first demand from a shareholder requesting a special meeting.

         (3) If no prior action is required by the board of directors pursuant to the Act, and, unless otherwise fixed by the board of directors, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the corporation under

Section 607.0704 of the Act. If prior action is required by the board of directors pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

         (4) Unless otherwise fixed by the board of directors, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice of such annual or special shareholders' meeting is delivered to shareholders.

[2]

         (5) A record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

         (6) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 2.05. Notice of Meetings and Adjournment.

         (1) The corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting no fewer than ten (10) or more than sixty (60) days before the meeting date. Unless the Act requires otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. Notice shall be given in the manner provided in

Section 607.0141 of the Act, by or at the direction of the president, the secretary, of the officer or persons calling the meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. Notwithstanding Section

607.0141, if mailed, such notice shall be deemed to be delivered when deposited in the United Statement mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         (2) Unless the Act or the articles of incorporation requires otherwise,

notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

         (3) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

         (4) If an annual or special shareholders meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time,

or place if the new date, time or place is announced at the meeting before adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date is or must be fixed under Section 607.0707 of the Act,

however, notice of the adjourned meeting must be given under this section to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

         (5) Notwithstanding the foregoing, no notice of a shareholders' meeting need be given if: (a) an annual report and proxy statements for two (2)

consecutive annual meetings of shareholders, or (b) all, and at least two (2)

checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of a shareholders' meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

Section 2.06. Waiver of Notice.

         (1) A shareholder may waive any notice required by the Act, the articles of incorporation, or bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at

[3]

nor the purpose of any regular or special meeting of the shareholders need be specified in any written waiver of notice.

         (2) A shareholder's attendance at a meeting: (a) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                                   ARTICLE III

                                Shareholder Voting

Section 3.01. Voting Group Defined.

         A "voting group" means all shares of one or more classes or series that under the articles of incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the articles of incorporation or the Act to vote generally on the matter are for that purpose a single voting group.

Section 3.02. Quorum and Voting Requirements for Voting Groups.

         (1) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Act provides otherwise,

a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

         (2) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         (3) If a quorum exists, action on a matter other than the election of

Directors as to which the requisite vote is outlined in Section 3.05(1) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act requires a greater number of affirmative votes.

Section 3.03. Action by Single and Multiple Voting Groups.

         (1) If the articles of incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in Section 3.02 of these bylaws.

         (2) If the articles of incorporation or the Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in

Section 3.02 of these bylaws. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Section 3.04. Shareholder Quorum and Voting; Greater or Lesser Voting

              Requirements.

         (1) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a

[4]

quorum for the transaction of such item of business by that class or series.

         (2) An amendment to the articles of incorporation that changes the quorum to a greater or lesser quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted,

whichever is greater.

         (3) If a quorum exists, action on a matter, other than the election of

Directors as to which the requisite vote is outlined in Section 3.05(1), is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action,

unless a greater number of affirmative votes or voting by classes is required by the Act or the articles of incorporation.

         (4) After a quorum has been established at a shareholders~ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 3.05. Voting for Directors: No Cumulative Voting.

         (1) A nominee for director of the corporation shall only be elected if, at any meeting of the shareholders held for the election of directors at which a quorum is present, the votes cast for the nominee's election exceed the votes cast against the nominee's election; provided, however, that a plurality of all votes cast at a meeting of shareholders at which a quorum is present is sufficient to elect a nominee to the Board if, in connection with the meeting, (i) a shareholder has duly nominated an individual for election to the Board in accordance with the advance notice and other nomination procedures and requirements adopted by the corporation from time to time, and (ii) the shareholder nomination has not been withdrawn on or prior to the date that is fourteen

(14) days prior to the date on which the corporation first mails its notice of meeting to the shareholders. Votes cast "for" and "against" a nominee shall exclude votes

"withheld", "abstentions" and "broker non-votes" with respect to that nominee's election.

If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

         (2) Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Shareholders do not have a right to cumulate their votes for directors.

Section 3.06. Voting Entitlement of Shares.

         (1) Unless the articles of incorporation or the Act provides otherwise,

each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote.

         (2) The shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of shares entitled to vote for directors of the second corporation.

         (3) This section does not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

         (4) Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited

[5]

with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

         (5) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

         (6) Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

         (7) Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

         (8) If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect:

                  (a) If only one votes, in person or in proxy, his act binds all;

                  (b) If more than one vote, in person or by proxy, the act of the majority so voting binds all;

                  (c) If more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally;

                  (d) If the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest;

                  (e) The principles of this subsection shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum;

                  (f) Subject to Section 3.08 of these bylaws, nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or their fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

[6]

Section 3.07. Proxies.

         (1) A shareholder, other person entitled to vote on behalf of a shareholder pursuant to Section 3.06 of these bylaws, or attorney in fact may vote the shareholder's shares in person or by proxy.

         (2) A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form.

         (3) An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form.

         (4) The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

         (5) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of: (a) a pledgee; (b) a person who purchased or agreed to purchase the shares; (c) a creditor of the corporation who extended credit to the corporation under terms requiring the appointment; (d) an employee of the corporation whose employment contract requires the appointment; or (e) a party to a voting agreement created in accordance with the Act.

         (6) An appointment made irrevocable under this section becomes revocable when the interest with which it is coupled is extinguished and, in a case provided for in Subsection 5(c) or 5(d), the proxy becomes revocable three

(3) years after the date of the proxy or at the end of the period, if any,

specified herein, whichever is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this section. This does not affect the duration of a proxy under subsection (3).

         (7) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

         (8) Subject to Section 3.09 of these bylaws and to any express limitation on the proxy's authority appearing on the face of the appointment form, a corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

         (9) If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

Section 3.08. Shares Held by Nominees.

         (1) The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

[7]

         (2) The procedure may set forth (a) the types of nominees to which it applies; (b) the rights or privileges that the corporation recognizes in a beneficial owner; (c) the manner in which the procedure is selected by the nominee; (d) the information that must be provided when the procedure is selected; (e) the period for which selection of the procedure is effective; and

(f) other aspects of the rights and duties created.

Section 3.09. Corporation's Acceptance of Votes.

         (1) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent waiver, or proxy appointment and give it effect as the act of the shareholder.

         (2) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if: (a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (b) the name signed purports to be that of an administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (c) the name signed purports to be that of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote,

consent, waiver, or proxy appointment; (d) the name signed purports to be that of a pledgee, beneficial owner, or attorney in fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver,

or proxy appointment; or (e) two or more persons are the shareholder as covenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         (3) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

         (4) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

         (5) Corporate action based on the acceptance or rejection of a vote,

consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

Section 3.10. Action by Shareholders Without Meeting.

         (1) Action by Written Consent. Any action which is required to be or may be taken at any annual or special meeting of the shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, if written consents which set forth the specific corporate action (the

"Corporate Action") to be taken have been signed by the holders of outstanding shares of common stock which possess not less than the minimum number of votes necessary to authorize or take such Corporate Action at an annual or special meeting of shareholders at which all outstanding shares of common stock are represented and the other requirements contained herein and in the corporation's

[8]

articles of incorporation and Florida law are complied with.

         (2) Determination of Record Date for Action by Written Consent. In

order to inform the corporation's shareholders and the investing public in advance that a record date for action by written consent will occur and in order that the corporation may determine the shareholders entitled to consent to

Corporate Action in writing without a meeting, the Board of Directors may fix a record date for such action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of

Directors, and which record date shall not be more than ten (10) business days after the date upon which the resolution fixing such record date is adopted by the Board of Directors. Any Soliciting Party (as defined herein) who seeks to have the shareholders authorize or take a Corporate Action by written consent must advise the corporation by written notice (the "Solicitation Notice")

delivered to the Secretary of the corporation (the "Secretary"), which must be delivered by certified mail, overnight courier or hand delivery, of the proposed

Corporate Action for which written consents will be sought and request that the Board of

Directors fix a record date. The record date for determining shareholders entitled to consent to the Corporate Action in writing shall be fixed by the Board of Directors by resolution within ten (10) business days after the date of delivery of the Solicitation

Notice. If the Board of Directors does not fix a record date within the ten (10) business day-period after the date of delivery of the Solicitation Notice, and no prior action by the Board of Directors is required by Florida law, the corporation's articles of incorporation or these bylaws, the record date shall be the first date on which a valid signed consent setting forth the Corporate Action is delivered to the corporation in accordance with Florida law, the corporation's articles of incorporation and these bylaws. If the Board of Directors does not fix a record date within the ten (10) business day-period after the date of delivery of the Solicitation Notice and prior action by the

Board of Directors is required by Florida law, the corporation's articles of incorporation or these bylaws, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         (3) Duration and Revocation of Consents. Consents to a Corporate Action

shall only be valid during the period ending sixty (60) days after the date the first valid signed consent regarding the proposed Corporate Action is delivered to the corporation in accordance with Florida law, the corporation's articles of incorporation and these bylaws. Consents may be revoked by written notice to (i)

the Secretary or (ii) any other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

         (4) Retention and Duties of Inspector. Within fifteen (15) business days after receipt of a Solicitation Notice, the Secretary shall engage a nationally-recognized independent inspector of elections (the "Inspector") to perform a review of any consents and revocations related to such Solicitation

Notice. The Inspector shall review all such consents and revocations, determine whether the requisite number of valid and unrevoked consents has been obtained to authorize or take the Corporate Action specified in the consents, and certify such determination for entry in the records of the corporation. All costs of retaining the Inspector shall be borne by the party which is soliciting consents. For the purpose of permitting the Inspector to perform such review, no action by written consent without a meeting shall be effective until such date as the Inspector certifies to the corporation that the consents delivered to the corporation in accordance with this Section 3.10 represent at least the minimum number of votes that would be necessary to take the Corporate Action by written consent.

         (5) Procedures for Counting and Challenging Consents. All consents and revocations shall be delivered to the Inspector upon receipt by the corporation or its other designated agents. When such consents and revocations are received,

the Inspector shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. As soon as practicable

[9]

after the end of the sixty (60) day period provided for in paragraph (c), the

Inspector shall issue a preliminary report to the corporation and the Soliciting

Party stating:

               (a)         The number of valid and unrevoked consents;

               (b)         The number of valid revocations;

               (c)         The number of invalid consents;

               (d)         The number of invalid revocations; and

               (e)         Based on a preliminary count, whether the requisite

                           number of valid and unrevoked consents has been

                           obtained to authorize or take the Corporate Action

                           specified in the consents.

         Unless the corporation and the Soliciting Party shall agree to a shorter or longer period, the corporation and the Soliciting Party shall each have forty-eight (48) hours to review the consents and revocations and to advise the Inspector and the other party in writing whether they will challenge any of the determinations set forth in the Inspector's preliminary report. Any such written notice must describe with specificity the particular determinations set forth in the preliminary report that are being challenged. Both the corporation and the Soliciting Party may challenge any aspect of any of the consents or revocations. If no written notice of a challenge to the preliminary report is received by the Inspector within forty-eight (48) hours after the issuance of the preliminary report, the preliminary report of the Inspector shall become its final report.

         If the corporation or the Soliciting Party or both deliver timely written notice of a challenge to the preliminary report, the Inspector shall hold a meeting as promptly as possible to allow the challenging party or parties to present its or their challenges to any consents and/or revocations. The

Inspector shall adopt such reasonable procedures to be used at such meeting as it deems necessary in its sole discretion. Representatives and counsel of the corporation and the Soliciting Party may be present at such meeting. In such meeting each challenging party (if there are two) and its counsel will be given an opportunity to present documentation to support its position. The other party will be given an opportunity to respond to a challenging party's presentation if it so desires. A transcript of the meeting shall be recorded by a certified court reporter and will be available for inspection by all parties. Following completion of this meeting and a review of its results, the Inspector shall as promptly as possible issue its final report to the corporation and the

Soliciting Party containing its final determinations plus any changes in the preliminary totals as a result of any challenges and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the Corporate Action specified in the consents. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the corporation or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof or to take any other action (including,

without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

         For purposes of determining the identity of the party which is soliciting written consents, and to ensure that the limitations contained in this Section are complied with, "Soliciting Party" shall include (x) any person who directly or indirectly is the beneficial owner (within the meaning of Rule

13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange

Act")) of shares of common stock of the corporation and who delivers a Solicitation

Notice to the corporation or on whose behalf a Solicitation Notice is delivered to the corporation by the record holder of such shares, (y) any corporation, partnership or other business entity which such person and/or his affiliates control (as both terms are defined in Rule 12b-2 promulgated under the Exchange Act), and (z) any group (within the meaning of Section 13(d)(3) of the Exchange Act) of which such person is a member.

[10]

         (6) Notice of Result. Notice of any Corporate Action taken without a meeting shall be given to those shareholders who have not consented in writing to such Corporate Action or who were not entitled to vote on the Corporate

Action within five (5) business days after the date on which such Corporate

Action becomes effective.

Section 3.11. Frequency of Solicitations for Action by Shareholders Without a Meeting.

         Notwithstanding any other provision of these bylaws or Florida law, a

Soliciting Party may only solicit (as such term is defined for purposes of

Section 14(a) of the Exchange Act and the regulations thereunder) written consents from shareholders for any Corporate Action one (1) time during each fiscal year of the corporation. The corporation shall not (a) provide a shareholder list or any other shareholder information to a Soliciting Party, (b)

set a record date pursuant to a Solicitation Notice (and no record date shall be set in accordance with the next to last sentence of Section 3.10(2) of these bylaws), or (c) have any obligation to mail any materials for or on behalf of such Soliciting Party for any consent solicitation made by such Soliciting Party which has already solicited written consents regarding the same or substantially similar Corporate Action(s) (as determined by the Board of Directors in its reasonable discretion) within the corporation's then-current fiscal year;

provided, however, that a Soliciting Party may solicit written consents twice in such fiscal year if the corporation has not conducted an annual meeting of shareholders within sixteen (16) months prior to the date that the Soliciting

Party delivers its Solicitation Notice for the second consent solicitation. For purposes of this Section 3.11, all parties contained in the definition of

"Soliciting Party" in Section 3.10(5) of these bylaws shall be considered to be the same Soliciting Party for purposes of determining whether a consent solicitation can be made during the fiscal year.

                                   ARTICLE IV

                         Board of Directors and Officers

Section 4.01. Qualifications of Directors.

         Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida or shareholders of the corporation.

Section 4.02. Number of Directors.

         (1) The board of directors shall consist of not less than three (3) nor more than eleven (11) individuals.

         (2) The number of directors may be increased or decreased from time to time by amendment to these bylaws by a majority of the directors or by a vote of sixty-seven percent (67%) of the shares entitled to vote. If the terms of the directors are staggered under Section 4.04 of these bylaws, any increase or decrease in the number of directors shall be allocated proportionately among the classes. Any decrease in the number of directors shall not prematurely shorten the term of any incumbent director.

         (3) Directors are elected at the first annual shareholders’ meeting and at each annual meeting thereafter unless their terms are staggered under Section

4.04 of these bylaws.

Section 4.03. Terms of Directors Generally.

         (1) The terms of the initial directors of the corporation expire at the first shareholders' meeting at which directors are elected.

[11]

         (2) The terms of all other directors expire at the next annual shareholders' meeting following their election unless their terms are staggered under Section 4.04 of these bylaws.

         (3) A decrease in the number of directors does not shorten an incumbent director's term.

         (4) The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

         (5) Despite the expiration of a director's term, the director shall continue to serve until that director's successor is elected and qualified or until there is a decrease in the number of directors.

Section 4.04. Staggered Terms for Directors.

         The directors of the corporation may, by the articles of incorporation,

or by amendment to these bylaws adopted by a vote of the directors, be divided into one, two or three classes with the number of directors in each class being as nearly equal as possible; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; at the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. If the directors have staggered terms, then any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

Section 4.05. Vacancy on Board.

         (1) Whenever a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors.

         (2) A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         (3) A director chosen as a result of this Section 4.06 or Section 4.02 shall hold such office until the next election of the class for which such director has been chosen and until their successors shall be elected and qualified.

Section 4.06. Compensation of Directors.

         The board of directors may fix the compensation of directors.

Section 4.07. Meetings.

         (1) The board of directors may hold regular or special meetings in or out of the State of Florida.

         (2) A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         (3) Meetings of the board of directors may be called by the chairman of the board or by the president.

[12]

         (4) The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.08. Action by Directors Without a Meeting.

         (1) Action required or permitted by the Act to be taken at a board of directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the board or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.

         (2) Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

         (3) A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 4.9. Notice of Meetings.

         Regular and special meetings of the board of directors may be held without notice of the date, time, place, or purpose of the meeting.

Section 4.10. Waiver of Notice.

         Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting.

Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting,

the time of the meeting, or the manner in which it has been called or convened,

except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 4.11. Quorum and Voting.

         (1) A quorum of a board of directors consists of a majority of the number of directors prescribed by the articles of incorporation or these bylaws.

         (2) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

         (3) A director of the corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless:

                  (a) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting; or

                  (b) He votes against or abstains from the action taken.

Section 4.12. Powers of the Directors.

         In furtherance, and not in limitation of the powers conferred to the

Directors by statute, the Board of directors is expressly authorized as follows:

         (1) To make and alter the Bylaws of this corporation.

[13]

         (2) To authorize and to cause to be executed mortgages and liens upon the real and personal property of the corporation.

         (3) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose, or to abolish any such reserve in the manner in which it was created.

         (4) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of this corporation, or any of them, shall be open to inspection of any stockholder; and no stockholder shall have any right to inspect any account,

book, or document of this corporation except as conferred by statute or by the bylaws or as authorized by a resolution of the stockholders or board of directors.

Section 4.13. Committees.

         (1) The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution and by these bylaws, shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to:

                  (a) Approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders.

                  (b) Fill vacancies on the board of directors or any committee thereof.

                  (c) Adopt, amend, or repeal these bylaws.

                  (d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors.

                  (e) Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights,

preferences, and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

         (2) The sections of these bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors apply to committees and their members as well.

         (3) Each committee must have two or more members who serve at the pleasure of the board of directors. The board, by resolution adopted in accordance herewith, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

         (4) Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the board of directors not a member of the committee in question with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

[14]

Section 4.14. Loans to Officers. Directors, and Employees; Guaranty of

              Obligations.

         The corporation may lend money to, guaranty any obligation of, or otherwise assist any officer, director, or employee of the corporation or of a subsidiary, whenever, in the judgment of the board of directors, such loan,

guaranty, or assistance may reasonably be expected to benefit the corporation.

The loan, guaranty, or other assistance may be with or without interest and may be unsecured or secured in such manner as the board of directors shall approve,

including, without limitation, a pledge of shares of stock of the corporation.

Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of any corporation at common law or under any statute.

Loans, guaranties, or other types of assistance are subject to section 4.20.

Section 4.15. Required Officers.

         (1) The corporation shall have such officers as the board of directors may appoint from time

         (2) A duly appointed officer may appoint one or more assistant officers.

         (3) The board of directors shall delegate to one of the officers responsibility for preparing minutes of the directors' and shareholders'

meetings and for authenticating records of the corporation.

         (4) The same individual may simultaneously hold more than one office in the corporation.

Section 4.16. Duties of Officers.

         Each officer has the authority and shall perform the duties set forth in a resolution or resolutions of the board of directors or by direction of any officer authorized by the board of directors to prescribe the duties of other officers.

Section 4.17. Resignation and Removal of Officers.

         (1) An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

         (2) The board of directors may remove any officer at any time with or without cause. Any assistant officer, if appointed by another officer, may likewise be removed by the board of directors or by the officer which appointed him in accordance with these bylaws.

Section 4.18. Contract Rights of Officers.

         The appointment of an officer does not itself create contract rights.

Section 4.19. General Standards for Directors.

         (1) A director shall discharge his duties as a director, including his duties as a member of a committee:

[15]

                  (a) In good faith;

                  (b) With the care an ordinarily prudent person in a like

position would exercise under similar circumstances; and

                  (c) In a manner he reasonably believes to be in the best

interests of the corporation.

         (2) In discharging his duties, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

                  (a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                  (b) Legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the persons' professional or expert competence; or

                  (c) A committee of the board of directors of which he is not a member if the director reasonably believes the committee

         (3) In discharging his duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

         (4) A director is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (2) unwarranted.

         (5) A director is not liable for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with this section.

Section 4.20. Director Conflicts of Interest.

         No contract or other transaction between a corporation and one or more interested directors shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes,

approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

         (1) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transactions by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

         (2) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (3) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at the meeting of the board of directors or a committee

[16]

thereof which authorizes, approves or ratifies such contract or transaction.

         For the purpose of paragraph (2) above, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a director who has a relationship or interest in the conflict of interest transaction may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under paragraph (2). The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of the Act. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.

Section 4.21. Resignation of Directors.

         A director may resign at any time by delivering written notice to the board of directors or its chairman or to the corporation.

         Unless otherwise specified therein, a resignation is effective when the notice is delivered. If a resignation is made effective at a later date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

Section 4.22.

Failed Director Election.

Any director who fails to receive the requisite number of votes for reelection shall be required to promptly tender his or her resignation to the Board. The Corporate

Governance and Nominating Committee of the Board shall make a recommendation to the Board on whether to accept or reject the offer of resignation, or whether other action should be taken. In reaching its decision, the Board will consider the Corporate Governance and

Nominating Committee's recommendation and may consider any other factors it deems relevant, which may include the director's qualifications, the director's past and expected future contributions to the corporation, the overall composition of the Board and committees of the Board, whether accepting the tendered resignation would cause the corporation to fail to meet any applicable rule or regulation (including the NASDAQ listing standards and the requirements of the federal securities laws) and the percentage of outstanding shares represented by the votes cast at the meeting. The director who tenders his or her offer of resignation shall not participate in the Corporate Governance and Nominating Committee's recommendation or the Board's decision. The Board will act on the resignation within ninety (90) days following certification of the shareholder vote for the meeting and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a filing with the Securities and Exchange Commission or by other public announcement.

ARTICLE V

                     Indemnification of Directors, Officers,

                              Employees and Agents

Section 5.01. Directors. Officers. Employees and Agents.

         (1) The corporation shall indemnify any director or executive officer who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director or executive officer of the corporation against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a

[17]

presumption that the director or executive officer did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (2) The corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (3) The corporation shall indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or executive officer of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such director or executive officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim,

issue, or matter as to which such director or executive officer shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such director or executive officer is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (4) The corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership,

joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation,

except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (5) To the extent that a director, officer, employee, or agent of the

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corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (1) or (2), or in defense of any claim,

issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         (6) Any indemnification under subsections (1), (2), (3) and (4) unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) or (2),

(3) and (4). Such determination shall be made:

                  (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

                  (b) If such a quorum is not obtainable or, even if obtainable,

by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

                  (c) By independent legal counsel:

                           (1) Selected by the board of directors prescribed in

paragraph (a) or the committee prescribed in paragraph (b); or

                           (2) If a quorum of the directors cannot be obtained

for paragraph (a) and the committee cannot be designed under paragraph (b),

selected by majority vote of the full board of directors (in which directors who are parties may participate); or

                  (d) By the shareholders by a majority vote of a quorum

consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

         (7) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (6)(c)

shall evaluate the reasonableness of expenses and may authorize indemnification.

         (8) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section.

Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

         (9) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the corporation may make any other or further indemnification or advancement of expenses of any of its directors,

officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director,

officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                  (a) A violation of the criminal law, unless the director,

officer, employee, or agent had reasonable cause to believe his conduct was

[19]

lawful or had no reasonable cause to believe his conduct was unlawful;

                  (b) A transaction from which the director, officer, employee,

or agent derived an improper personal benefit;

                  (c) In the case of a director, a circumstance under which the liability provisions of Section 607.0834 under the Act are applicable; or

                  (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         (10) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

         (11) Notwithstanding the failure of the corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction.

On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses,

including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

                  (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (5), in which case the court shall also order the corporation to pay that person reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

                  (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (9); or

                  (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), subsection

(3), subsection (4) or subsection (9).

         (12) For purposes of this section, the term "corporation~ includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation,

partnership, joint venture, trust or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (13) For purposes of this section:

                  (a) The term "other enterprises" includes employee benefit plans;

                  (b) The term "expenses" includes counsel fees, including those

[20]

for appeal;

                  (c) The term "liability" includes obligations to pay a

judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

                  (d) The term "proceeding" includes any threatened, pending, or completed action, suit or other type of proceeding, whether civil, criminal,

administrative, or investigative and whether formal or informal;

                  (e) The term "agent" includes a volunteer;

                  (f) The term "serving at the request of the corporation~

includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

                  (g) The term "not opposed to the best interest of the

Corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

         (14) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee,

or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation,

partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                                   ARTICLE VI

                                Office and Agent

Section 6.01. Registered Office and Registered Agent.

         (1) The corporation shall have and continuously maintain in the State of Florida:

                  (a) A registered office which may be the same as its place of business; and

                  (b) A registered agent, who, may be either:

                           (1) An individual who resides in the State of Florida

whose business office is identical with such registered office; or

                           (2) Another corporation or not-for-profit corporation

as defined in Chapter 617 of the Act, authorized to transact business or conduct its affairs in the State of Florida, having a business office identical with the registered office; or

                           (3) A foreign corporation or not-for-profit foreign

corporation authorized pursuant to chapter 607 or chapter 617 of the Act to transact business or conduct its affairs in the State of Florida, having a business office identical with the registered office.

Section 6.02. Change of Registered Office or Registered Agent: Resignation of

              Registered Agent.

[21]

         (1) The corporation may change its registered office or its registered agent upon filing with the Department of State of the State of Florida a statement of change setting forth:

                  (a) The name of the corporation;

                  (b) The street address of its current registered office;

                  (c) If the current registered office is to be changed, the street address of the new registered office;

                  (d) The name of its current registered agent;

                  (e) If its current registered agent is to be changed, the name of the new registered agent and the new agent's written consent (either on the statement or attached to it) to the appointment;

                  (f) That the street address of its registered office and the street address of the business office of its registered agent, as changed, will be identical;

                  (g) That such change was authorized by resolution duly adopted by its board of directors or by an officer of the corporation so authorized by the board of directors.

                                   ARTICLE VII

                  Shares, Options, Dividends and Distributions

Section 7.01. Authorized Shares.

         (1) The articles of incorporation prescribe the classes of shares and the number of shares of each class that the corporation is authorized to issue,

as well as a distinguishing designation for each class, and prior to the issuance of shares of a class the preferences, limitations, and relative rights of that class must be described in the articles of incorporation.

         (2) The articles of incorporation must authorize:

                  (a) One or more classes of shares that together have unlimited voting rights, and

                  (b) One or more classes of shares (which may be the same class or classes as those with voting rights) that together are entitled to receive the net assets of the corporation upon dissolution.

         (3) The articles of incorporation may authorize one or more classes of shares that have special, conditional, or limited voting rights, or no rights,

or no right to vote, except to the extent prohibited by the Act;

                  (a) Are redeemable or convertible as specified in the articles of incorporation;

                  (b) Entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative;

                  (c) Have preference over any other class of shares with

respect to distributions, including dividends and distributions upon the dissolution of the corporation.

         (4) Shares which are entitled to preference in the distribution of

[22]

dividends or assets shall not be designated as common shares. Shares which are not entitled to preference in the distribution of dividends or assets shall be common shares and shall not be designated as preferred shares.

Section 7.02. Terms of Class or Series Determined by Board of Directors.

         (1) If the articles of incorporation so provide, the board of directors may determine, in whole or part, the preferences, limitations, and relative rights (within the limits set forth in Section 7.01) of:

                  (a) Any class of shares before the issuance of any shares of that class, or

                  (b) One or more series within a class before the issuance of any shares of that series.

         (2) Each series of a class must be given a distinguishing designation.

         (3) All shares of a series must have preferences, limitations, and relative rights identical with those of other shares of the same series and,

except to the extent otherwise provided in the description of the series, of those of other series of the same class.

         (4) Before issuing any shares of a class or series created under this section, the corporation must deliver to the Department of State of the State of

Florida for filing articles of amendment, which are effective without shareholder action, in accordance with Section 607.0602 of the Act.

Section 7.03. Issued and Outstanding Shares.

         (1) A corporation may issue the number of shares of each class or series authorized by the articles of incorporation. Shares that are issued are outstanding shares until they are reacquired, redeemed, converted, or canceled.

         (2) The reacquisition, redemption, or conversion of outstanding shares is subject to the limitations of subsection (3) and to Section 607.06401 of the

Act.

         (3) At all times that shares of the corporation are outstanding, one or more shares that together have unlimited voting rights and one or more shares that together are entitled to receive the net assets of the corporation upon dissolution must be outstanding.

Section 7.04. Issuance of Shares.

         (1) The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation.

         (2) Before the corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and non-assessable. When it cannot be determined that outstanding shares are fully paid and non-assessable,

there shall be a conclusive presumption that such shares are fully paid and non-assessable if the board of directors makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.

         (3) When the corporation receives the consideration for which the board

[23]

of directors authorized the issuance of shares, the shares issued therefor are fully paid and non-assessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

         (4) The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed,

the note is paid, or the benefits received. If the services are not performed,

the shares escrowed or restricted and the distributions credited may be canceled in whole or part.

Section 7.05. Form and Content of Certificates.

         (1) Shares may but need not be represented by certificates. Unless the

Act or another statute expressly provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

         (2) At a minimum, each share certificate must state on its face:

                  (a) The name of the issuing corporation and that the

corporation is organized under the laws of the State of Florida;

                  (b) The name of the person to whom issued; and

                  (c) The number and class of shares and the designation of the series, if any, the certificate represents.

         (3) If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences,

and limitations applicable to each class and the variations in rights,

preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder a full statement of this information on request and without charge.

         (4) Each share certificate:

                  (a) Must be signed (either manually or in facsimile) by an officer or officers designated by the board of directors, and

                  (b) May bear the corporate seal or its facsimile.

         (5) If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

         (6) Nothing in this section may be construed to invalidate any share certificate validly issued and outstanding under the Act on July 1, 1990.

Section 7.06. Shares Without Certificates.

         (1) The board of directors of the corporation may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

         (2) Within a reasonable time after the issue or transfer of shares

[24]

without certificates, the corporation shall send the shareholder a written statement of the information required on certificates by the Act.

Section 7.07. Restriction on Transfer of Shares and Other Securities.

         (1) The articles of incorporation, these bylaws, an agreement among shareholders, or an agreement between shareholders and the corporation may impose restrictions on the transfer or registration of transfer of shares of the corporation. A restriction does not affect shares issued before the restriction was adopted unless the holders of such shares are parties to the restriction agreement or voted in favor of the restriction.

         (2) A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section, and effected in compliance with the provisions of the Act, including having a proper purpose as referred to in the

Act.

Section 7.08. Shareholder's Pre-emptive Rights.

         The shareholders of the corporation do not have a pre-emptive right to acquire the corporation's unissued shares.

Section 7.09. Corporation's Acquisition of its Own Shares.

         (1) The corporation may acquire its own shares, and, unless otherwise provided in the articles of incorporation or except as provided in subsection

(4), shares so acquired constitute authorized but unissued shares of the same class but undesignated as to series.

         (2) If the articles of incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the articles of incorporation.

         (3) Articles of amendment may be adopted by the board of directors without shareholder action, shall be delivered to the Department of State of the

State of Florida for filing, and shall set forth the information required by

Section 607.0631 of the Act.

         (4) Shares of the corporation in existence on June 30, 1990, which are treasury shares under Section 607.004(18), Florida Statutes (1987), shall be issued, but not outstanding, until canceled or disposed of by the corporation.

Section 7.10. Share Options.

         (1) Unless the articles of incorporation provide otherwise, the corporation may issue rights, options, or warrants for the purchase of shares of the corporation. The board of directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

         (2) The terms and conditions of stock rights and options which are created and issued by the corporation, or its successor, and which entitle the holders thereof to purchase from the corporation shares of any class or classes,

whether authorized by unissued shares, treasury shares, or shares to be purchased or acquired by the corporation, may include, without limitation,

restrictions, or conditions that preclude or limit the exercise, transfer,

receipt, or holding of such rights or options by any person or persons,

including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or

[25]

persons or any such transferee or transferees.

Section 7.11. Terms and Conditions of Stock Rights and Options.

         The terms and conditions of the stock rights and options which are created and issued by the corporation [or its successor], and which entitle the holders thereof to purchase from the corporation shares of any class or classes,

whether authorized but unissued shares, treasury shares, or shares to be purchased or acquired by the corporation, may include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer, receipt or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.

Section 7.12. Share Dividends.

         (1) Shares may be issued pro rata and without consideration to the corporation's shareholders or to the shareholders of one or more classes or series. An issuance of shares under this subsection is a share dividend.

         (2) Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless:

                  (a) The articles of incorporation so authorize,

                  (b) A majority of the votes entitled to be cast by the class or series to be issued approves the issue, or

                  (c) There are no outstanding shares of the class or series to be issued.

         (3) If the board of directors does not fix the record date for determining shareholders entitled to a share dividend, it is the date of the board of directors authorizes the share dividend.

Section 7.13. Distributions to Shareholders.

         (1) The board of directors may authorize and the corporation may make distributions to its shareholders subject to restriction by the articles of incorporation and the limitations in subsection (3).

         (2) If the board of directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's shares), it is the date the board of directors authorizes the distribution.

         (3) No distribution may be made if, after giving it effect:

                  (a) The corporation would not be able to pay its debts as they become due in the usual course of business; or

                  (b) The corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         (4) The board of directors may base a determination that a distribution is not prohibited under subsection (3) either on financial statements prepared

[26]

on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.

         (5) Except as provided in subsection (7), the effect of a distribution under subsection (3) is measured;

                  (a) In the case of distribution by purchase, redemption, or other acquisition of the corporation's shares, as of the earlier of:

                           1. The date money or other property is transferred or

debt incurred by the corporation, or

                           2. The date the shareholder ceases to be a

shareholder with respect to the acquired shares;

                  (b) In the case of any other distribution of indebtedness, as of the date the indebtedness is distributed;

                  (c) In all other cases, as of:

                           1. The date the distribution is authorized if the

payment occurs within one hundred twenty (120) days after the date of authorization, or

                           2. The date the payment is made if it occurs more

than one hundred twenty (120) days after the date of authorization.

         (6) A corporation's indebtedness to a shareholder incurred by reason of a distribution made in accordance with this section is at parity with the corporation's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.

         (7) Indebtedness of the corporation, including indebtedness issued as a distribution, is not considered a liability for purposes of determinations under subsection(3) if its terms provide that payment of principal and interest are made only if and to the extent that payment of a distribution to shareholders could then be made under this section. If the indebtedness is issued as a distribution, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made.

                                  ARTICLE VIII

                        Amendment of Articles and Bylaws

Section 8.01. Authority to Amend the Articles of Incorporation.

         (1) The corporation may amend its articles of incorporation at any time to add or change a provision that is required or permitted in the articles of incorporation or to delete a provision not required in the articles of incorporation. Whether a provision is required or permitted in the articles of incorporation is determined as of the effective date of the amendment.

         (2) A shareholder of the corporation does not have a vested property right resulting from any provision in the articles of incorporation, including provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the corporation.

[27]

Section 8.02. Amendment by Board of Directors.

         The corporation's board of directors may adopt one or more amendments to the corporation's articles of incorporation without shareholder action:

         (1) To extend the duration of the corporation if it was incorporated at a time when limited duration was required by law;

         (2) To delete the names and addresses of the initial directors;

         (3) To delete the name and address of the initial registered agent or registered office, if a statement of change is on file with the Department of

State of the State of Florida;

         (4) To delete any other information contained in the articles of incorporation that is solely of historical interest;

         (5) To change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding;

         (6) To delete the authorization for a class or series of shares authorized pursuant to Section 607.0602 of the Act, if no shares of such class or series have been issued;

         (7) To change the corporate name by substituting the word

"corporation," "incorporated," or "company," or the abbreviation "corp.,"

"Inc.," or "Co.," for a similar word or abbreviation in the name, or by adding,

deleting, or changing a geographical attribution for the name; or

         (8) To make any other change expressly permitted by the Act to be made without shareholder action.

Section 8.03. Amendment of Bylaws by Board of Directors.

         The corporation's board of directors may amend or repeal the corporation's bylaws unless the Act reserves the power to amend a particular bylaw provision exclusively to the shareholders.

Section 8.04. Bylaw Increasing Quorum or Voting Requirements for Directors.

         (1) A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed:

                  (a) If originally adopted by the shareholders, only by the shareholders;

                  (b) If originally adopted by the board of directors, either by the shareholders or by the board of directors.

         (2) A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

         (3) Action by the board of directors under paragraph (l)(b) to adopt or amend a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

[28]

                                   ARTICLE IX

                               Records and Reports

Section 9.01. Corporate Records.

         (1) The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation.

         (2) The corporation shall maintain accurate accounting records.

         (3) The corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

         (4) The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         (5) The corporation shall keep a copy of the following records:

                  (a) Its articles or restated articles of incorporation and all amendments to them currently in effect;

                  (b) Its bylaws or restated bylaws and all amendments to them currently in effect;

                  (c) Resolutions adopted by the board of directors creating one or more classes or series of shares and finding their relative rights,

preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

                  (d) The minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years;

                  (e) Written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years;

                  (f) A list of the names and business street addresses of its current directors and officers

                  (g) Its most recent annual report delivered to the Department of State of the State of Florida.

Section 9.02. Financial Statements for Shareholders.

         (1) Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the corporation shall furnish its shareholders annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the corporation on the basis of generally-accepted accounting principles,

the annual financial statements must also be prepared on that basis.

         (2) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the

[29]

corporation's accounting records:

                  (a) Stating his reasonable belief whether the statements were prepared on the basis of generally-accepted accounting principles and, if not,

describing the basis of preparation; and

                  (b) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

         (3) The corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the corporation to prepare its financial statements, if for reasons beyond the corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail him the latest annual financial statements.

Section 9.03. Other Reports to Shareholders.

         (1) If the corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders'

meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid,

and the nature and status at the time of such payment of the litigation or threatened litigation.

         (2) If the corporation issues or authorizes the issuance of shares for promises to render services in the future, the corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting.

Section 9.04. Annual Report for Department of State.

         (1) The corporation shall deliver to the Department of State of the

State of Florida for filing a sworn annual report on such forms as the

Department of State of the State of Florida prescribes that sets forth the information prescribed by section 607.1622 of the Act.

         (2) Proof to the satisfaction of the Department of State of the State of Florida on or before July 1 of each calendar year that such report was deposited in the United States mail in a sealed envelope, properly addressed with postage prepaid, shall be deemed in compliance with this requirement.

         (3) Each report shall be executed by the corporation by an officer or director or, if the corporation is in the hands of a receiver or trustee, shall be executed on behalf of the corporation by such receiver or trustee, and the signing thereof shall have the same legal effect as if made under oath, without the necessity of appending such oath thereto.

         (4) Information in the annual report must be current as of the date the annual report is executed on behalf of the corporation.

         (5) Any corporation failing to file an annual report which complies with the requirements of this section shall not be permitted to maintain or defend any action in any court of this state until such report is filed and all

[30]

fees and taxes due under the Act are paid and shall be subject to dissolution or cancellation of its certificate of authority to do business as provided in the

Act.

                                    ARTICLE X

                                  Miscellaneous

Section 10.01. Definition of the "Act."

         All references contained herein to the "Act" or to sections of the

"Act" shall be deemed to be in reference to the Florida Business Corporation

Act.

Section 10.02. Application of Florida Law.

         Whenever any provision of these bylaws is inconsistent with any provision of the Florida Business Corporation Act, Statutes 607, as they may be amended from time to time, then in such instance Florida law shall prevail.

Section 10.03. Fiscal Year.

         The fiscal year of the corporation shall be determined by resolution of the board of directors.

Section 10.04. Conflicts with Articles of Incorporation.

         In the event that any provision contained in these bylaws conflicts with any provision of the corporation's articles of incorporation, as amended from time to time, the provisions of the articles of incorporation shall prevail and be given full force and effect, to the full extent permissible under the

Act.

Section 10.05. Partial Invalidity.

         If any provision of these bylaws shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of these bylaws, and these bylaws shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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